CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32.1

CERTIFICATION

     The undersigned hereby certifies that, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Western Water Company, that this Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Western Water Company.

October 15, 2004

/S/ Michael Patrick George

Michael Patrick George
President, Chief Executive and
Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Western Water Company and will be retained by Western Water Company and furnished to the Securities and Exchange Commission upon request.